UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2015

AMARANTUS BIOSCIENCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55016	26-0690857
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

655 Montgomery Street, Suite 900 San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry Into a Material Definitive Agreement.

Series H Preferred Stock and Warrants

On December 4, 2015, Amarantus BioScience Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Series H SPA”) with certain investors for the sale of 242 (including 10% OID) shares of the Company’s 12% Series H Preferred Stock (the “Series H Preferred Stock”) and a warrant to purchase 102,850 shares of common stock (the “RD Warrant” and together with the Series H Preferred Stock, the “Securities”) in a registered direct offering (the “RD Offering”), subject to customary closing conditions.   The gross proceeds to the Company from the RD Offering were $220,000. Each share of Series H Preferred Stock has a stated value of $1,000 and is convertible into shares of common stock at an initial conversion price of the lower of (i) $2.50, subject to adjustment and (ii) 75%, subject to adjustment, of the lowest volume weighted average price, or VWAP, during the fifteen (15) Trading Days immediately prior to the date a conversion notice is sent to the Company by a holder, at any time at the option of the holder.

The RD Warrant is exercisable at any time on or after the earlier to occur of (i) all shares of common stock underlying the RD Warrant are registered for resale under the Securities Act of 1933, and (ii) the date six (6) months from December 4, 2015 (the earlier to occur of (i) and (ii), the “Initial Exercise Date”) and on or prior to the close of business on the five-year anniversary of the Initial Exercise Date at an exercise price of $2.00 per share.

The Securities were issued pursuant to a prospectus supplement dated December 7, 2015 filed with the Securities and Exchange Commission on December 7, 2015, in connection with a takedown from the Registration Statement on Form S-3 (File No. 333-203845), which was declared effective by the SEC on May 22, 2015.

Item 5.07              Submission of Matters to a Vote of Security Holders

On December 7, 2015, Amarantus Bioscience Holdings, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”).  An aggregate of 10,091,744.46 shares held by holders of the Company’s voting stock , constituting a quorum, were represented in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting, as set forth in the Definitive Proxy Statement, filed with the Securities and Exchange Commission on November 4, 2015, as supplemented, are as follows:

Proposal 1.  The adoption of an amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of common stock to 150,000,000 from 35,000,000 was ratified and approved by the stockholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non Vote
8,557,177.46	1,502,348	32,219	0

Proposal 2.  The adoption of an amendment to the Company’s 2014 Stock Plan to increase the number of shares of common stock authorized for issuance thereunder from 1,025,868  to 7,500,000 was ratified and approved by the stockholders by the votes set forth in the table below:

For	Against	Abstain	Broker Non Vote
4,990,876.46	967,182	78,399	0

Item 8.01              Other Items

On December 1, 2015, the Company entered into lock-up agreements with certain institutional holders of its Series H Convertible Preferred Stock pursuant to which such holders have agreed to restrict their trading of shares of common stock underlying the Series H Convertible Preferred Stock under certain circumstances until January 8, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMARANTUS BIOSCIENCE HOLDINGS, INC.

Date: December 7, 2015	By:	/s/ Gerald E. Commissiong
	Name:	Gerald E. Commissiong
	Title:	Chief Executive Officer

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